Exhibit 4.1

WALMART INC.

Series Terms Certificate

Pursuant to the Indenture

Relating to 4.000% Notes Due 2026

April 12, 2023

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018 (as so amended and supplemented, the “Indenture”), in each case, by and between Walmart Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), Matthew Allen, Vice President, Finance & Assistant Treasurer of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, effective as of February 20, 2023 (the “FY 2024 Series Consent”), which Series is designated as the “4.000% Notes Due 2026” (the “2026 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the FY 2024 Series Consent.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the FY 2024 Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the FY 2024 Series Consent, the Company is authorized to issue initially promissory notes of the 2026 Series and the other promissory notes of the other series of notes established by the FY 2024 Series Consent, in one or more underwritten public offerings, from time to time during its fiscal year ending January 31, 2024, having an aggregate principal amount in United States dollars not to exceed $10,000,000,000. A copy of the FY 2024 Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2026 Series (the “2026 Notes”) shall be issued in registered book-entry form, shall be substantially in the form attached hereto as Annex B (the “Form of 2026 Note”) and shall initially be represented by a global security. Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the FY 2024 Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2026 Notes initially to be issued (the “Initial 2026 Notes”) to be $750,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2026 Series and the 2026 Notes are established and approved to be the following:

1.	Designation:

The Series established by the FY 2024 Series Consent is designated as the “4.000% Notes Due 2026”.

2.	Aggregate Principal Amount:

The 2026 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2026 Series that the Company may issue; provided, however, that any additional promissory notes of the 2026 Series that are not fungible with any then outstanding 2026 Notes for United States federal income tax purposes will be issued under CUSIP and ISIN numbers separate from the CUSIP and ISIN numbers of such outstanding 2026 Notes; and provided, further, that no additional 2026 Notes may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder. The Company is issuing the Initial 2026 Notes in an aggregate original principal amount of $750,000,000.

3.	Maturity:

Final maturity of the 2026 Notes shall be April 15, 2026.

4.	Interest:

a.	Rate

The 2026 Notes shall bear interest at the rate of 4.000% per annum, which interest shall commence accruing from and including April 18, 2023.

b.	Payment Dates

Interest shall be payable on the 2026 Notes semi-annually in arrears on each April 15 and October 15 prior to the Maturity of the 2026 Notes and at Maturity to the person or persons in whose name or names the 2026 Notes are registered at the close of business on the immediately preceding April 1 and October 1, respectively, with the initial interest payment date to be October 15, 2023. Interest on the 2026 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

2

5.	Currency of Payment:

The principal and interest payable with respect to the 2026 Notes shall be payable in United States dollars.

6.	Payment Places:

All payments of principal of, and interest on, the 2026 Notes shall be made as set forth in Section 5 of the Form of 2026 Note.

7.	Optional Redemption Features:

The Company may redeem the 2026 Notes, at its option, as a whole or in part, as, and at such times as, set forth in Section 4 of the Form of 2026 Note.

There shall be no sinking fund with respect to the 2026 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

$2,000 and integral multiples of $1,000 in excess thereof for the 2026 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2026 Notes.

11.	Registrar and Paying Agent:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar and paying agent for the 2026 Notes.

12.	Payment of Additional Amounts:

None.

3

13.	Book-Entry Procedures:

The 2026 Notes shall be initially issued in the form of global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of 2026 Note. The 2026 Notes shall be initially issued in the form of a total of two global notes, one of which global notes shall be in the principal amount of $500,000,000 and one of which global notes shall be in the principal amount of $250,000,000.

14.	Other Terms:

Sections 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of the Form of 2026 Note shall also apply to the 2026 Notes.

The 2026 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xiv), (xvi), (xvii), (xviii), (xix) or (xx) of Section 3.01(j) of the Indenture.

15.	Execution, Delivery and Dating:

For avoidance of doubt, manual or facsimile signatures pursuant to Section 3.03 of the Indenture shall be deemed to include electronic signatures.

16.	Authentication:

The 2026 Notes may be authenticated manually or electronically by the Trustee.

E. The 2026 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2026 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2026 Notes.

[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the date first written above.

/s/ Matthew Allen
Matthew Allen
Vice President, Finance & Assistant Treasurer

ATTEST:

/s/ Gordon Y. Allison
Gordon Y. Allison
Senior Vice President, Office of the Corporate
Secretary, Chief Counsel for Finance and
Corporate Governance and Assistant Secretary

[Signature Page to Series Terms Certificate for Notes Due 2026]

ANNEX A

FY 2024 Series Consent

UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WALMART INC.

The undersigned, being all of the members of the Executive Committee of the Board of Directors (the “Executive Committee”) of Walmart Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

Fiscal 2024 Debt Offering Authority

WHEREAS, the Committee has determined that it is in the best interest of the Company to authorize the Company to offer and sell promissory notes of up to fifteen (15) series of its senior, unsecured debt securities to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018, each between the Company and the Trustee (the “Indenture”), in one or more underwritten public offerings made, from time to time, in reliance on the Company’s Registration Statement on Form S-3ASR (Registration No. 333-251124) (the “2020 Registration Statement”) or any replacement Registration Statement on Form S-3ASR filed by the Company with the Securities and Exchange Commission (the “SEC”) after the date hereof registering the offer and sale by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of debt securities that may be offered and sold from time to time by the Company (a “Future Registration Statement” and, together with the 2020 Registration Statement, the “Registration Statements”), with the aggregate principal amount of all of such promissory notes offered, sold and issued (the “Promissory Notes”) not to exceed $10,000,000,000 (the “Maximum Annual Offering Amount”);

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to offer, sell and issue Promissory Notes, from time to time during the Company’s fiscal year ending January 31, 2024 (“Fiscal 2024”), in an aggregate principal amount not to exceed the Maximum Annual Offering Amount (or the equivalent in foreign currencies determined as of the date of commitment or, in the case of a foreign currency borrowing which is the subject of a contemporaneous swap agreement, the amount in U.S. dollars to be paid to the Company pursuant thereto on account of principal) in accordance these resolutions; and be it

FURTHER RESOLVED, that fifteen (15) series of Promissory Notes of the Company shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture (the “Note Series”), the Promissory Notes of each of such Note Series (as to each Note Series, the “Notes”) shall be denominated in United States dollars (unless otherwise determined in accordance with these resolutions), shall have a maturity date established in accordance with these resolutions and the Indenture that shall be no later than the last day of the sixth month next following the thirtieth anniversary of the initial issuance of Notes of such Notes Series by the Company, and shall otherwise have such terms and conditions as are established and approved as provided in, or as shall be established in accordance with, these resolutions and the Indenture; and be it

FURTHER RESOLVED, that the Company is hereby authorized to offer and sell in one or more SEC-registered, underwritten public offerings made in reliance on a Registration Statement (each, an “Offering”) and issue pursuant to the Indenture such Notes of one or more Note Series as one or more of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) shall approve for sale in each such Offering, with the aggregate principal amount of the Notes of each Notes Series sold in each Offering and issued to be determined by an Authorized Officer or Authorized Officers and the aggregate principle amount of the Notes of all Note Series sold in all such Offerings and issued not to exceed the Maximum Annual Offering Amount; and be it

FURTHER RESOLVED, that, in connection with each Offering, the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company: (i) to establish and to approve the terms and conditions of the Notes of each Note Series, including the maturity date of, and the rate at which interest will accrue on, the Notes of each Note Series and the currency in which the Notes of each Note Series will be denominated; (ii) to determine the aggregate principal amount of the Notes of each Note Series and the aggregate principal amount of the Notes of all Note Series to be offered, sold and issued in such Offering, provided that the aggregate principal amount of the Notes of all Note Series offered, sold and issued during Fiscal 2024 in all Offerings shall not exceed the Maximum Annual Offering Amount; (iii) to determine that no Notes of one or more of the Note Series or all of the Note Series will be offered, issued or sold; (iv) to approve the form, terms and conditions of all the instruments representing the Notes of each of the Note Series, including global promissory notes representing the Notes of each of the Note Series; and (v) to determine and approve the terms on which and conditions subject to which Notes of any Note Series will be offered and sold by the Company to the Underwriters (as defined below) and to the public in the Offering, which actions of such Authorized Officer or Authorized Officers will be conclusively evidenced by one or more Authorized Officers’ execution, for and on behalf of the Company, of the Underwriting Agreement (as defined below) and a Series Terms Certificate (as defined in the Indenture) with respect to each Note Series as to which such actions are taken in accordance with Section 3.01 of the Indenture, as applicable; and be it

FURTHER RESOLVED, that, in connection with each Offering, the Company is hereby authorized (i) to engage any one or more underwriters as shall be designated by an Authorized Officer or Authorized Officers to act as the underwriters of such Offering (collectively, the “Underwriters”); and (ii) to enter into, execute and deliver, and perform its obligations under, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”)

among, in each case, the Company and the Underwriters, which Underwriting Agreement shall (a) provide for the sale by the Company and the purchase by the Underwriters of Notes of each Note Series of which Notes are to be offered and sold by the Company in such Offering having an aggregate principal amount determined by, and (b) contain such terms, including the price to be paid to the Company by the Underwriters for the Notes to be sold and purchased under the Underwriting Agreement, and conditions approved by, an Authorized Officer or Authorized Officers pursuant to the authority delegated to the Authorized Officers above, with each such determination and approval by an Authorized Officer or Authorized Officers to be conclusively evidenced by the execution by an Authorized Officer, for and on behalf of the Company, of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions; and be it

FURTHER RESOLVED, that, in connection with each Offering, the Indenture Trustee be, and it hereby is, authorized and directed to authenticate and deliver the instruments, including any global promissory note or global promissory notes, representing Notes of any Note Series to be sold and issued under the Underwriting Agreement for such Offering to or upon the written order of the Company as provided in the Indenture; and be it

FURTHER RESOLVED, that, in connection with each Offering, the Company is hereby authorized to issue one or more global promissory notes to represent the Notes of each Note Series sold and to be issued in accordance with these resolutions and not issue Notes of the Note Series in definitive form, each of which global promissory notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and to permit each such global promissory note to be registered in the name of The Depository Trust Company (“DTC”), a nominee of DTC or such other person as an Authorized Officer or Authorized Officers shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and beneficial interests in the global promissory notes representing the Notes of the Note Series sold pursuant to the Underwriting Agreement and issued to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its respective participants; and be it

FURTHER RESOLVED, that, in connection with each Offering, the Authorized Officers are, and each of them is, hereby authorized, empowered and directed, in the name and on behalf of the Company, to cause to be prepared, executed and filed, as the case may be, such amendments or supplements or other documents relating to the 2020 Registration Statement or any Future Registration Statement, as applicable, or relating to the prospectus included as a part of any of any Registration Statement as may be required in connection with such Offering; and be it

General

FURTHER RESOLVED, that, in connection with each Offering, the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company, to execute and deliver the Underwriting Agreement for such Offering, the Series Term Certificate for each of the Note Series, and an instrument or instruments representing the Notes of each Notes Series being sold pursuant to the Underwriting Agreement, which instruments may be global promissory notes and shall have an aggregate principal amount equal to the aggregate principal amount of the Notes of each Note Series of which Notes are being offered and sold in such Offering as set forth in the Underwriting Agreement; and be it

FURTHER RESOLVED, that, in connection with each Offering, the signatures of the Authorized Officers executing the Notes of any Note Series, including any global promissory note or global promissory notes representing the Notes of any Note Series, may be affixed manually, by facsimile, email or in any other electronic format (including, without limitation, “.pdf,” “.tif” or “.jpg”) and other electronic signatures or imprints and electronically transmitted (including, without limitation, DocuSign and AdobeSign); that the Notes of any Note Series, including any global promissory note or global promissory notes representing the Notes of any Note Series, bearing the manual, facsimile or electronic signatures (including, without limitation, electronic signatures or imprints and electronically transmitted, including, without limitation, DocuSign and AdobeSign), of any present or future Authorized Officers shall bind the Company, notwithstanding the fact that, at the time the instrument or instruments representing the Notes of each Note Series issued and sold in such Offering are authenticated and delivered and disposed of, the person whose signature appears on any such instrument or instruments shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, in connection with each Offering, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents, certificates and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and for the Company to perform its obligations under or with respect to the Underwriting Agreement, the Indenture and the Notes of each Note Series sold under the Underwriting Agreement, and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper.

ANNEX B

FORM OF 2026 NOTE

[See Exhibit 4.6 to this Form 8-K]